CONSENT OF INDEPENDENT ACCOUNTANTS

Re: Ford Motor Company Registration Statements Nos. 2-95018, 2-95020, 33-9722, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194,
         33-54275, 33-54283, 33-54344, 33-54348, 33-54735, 33-54737, 33-56785,
         33-58255, 33-58785,  33-61107,  33-64605, 33-64607, 333-02735,
         333-20725, 333-27993, 333-28181, 333-46295, 333-47443, 333-47445,
         333-47733, 333-47735, 333-52399, 333-58695, 333-58697, 333-58701,
         333-65703, 333-70447, 333-74313, 333-86127, 333-87619 on Form S-8,
         and 333-67209 on Form S-3.


We hereby consent to the incorporation by reference in the above Registration Statements of our reports dated January 21, 1999 relating to the financial statements and financial statement schedule of Ford Motor Company
(the "Company") which appear on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated
January 24, 2000 relating to the Company's financial statements, which appear in the Current Report on Form 8-K dated February 4, 2000. We also consent to the reference to us under the heading "Experts" in such registration statements.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
February 4, 2000